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                                                                Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion of our report dated November 27, 2002 related to the combined statements of operations and cash flows of Gen-X Holdings, Inc. and Gen-X Equipment Inc. for the period from January 1, 2000 to May 26, 2000 included in this Form 8-K/A and its incorporation by reference in the registration statements previously filed by Huffy Corporation on Form S-4, File No. 333-92030.



/s/ Deloitte & Touche LLP

Chartered Accountants

Toronto, Ontario
November 27, 2002